Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-578) of Allmerica Financial Corporation of our report dated June 23, 2004 relating to the financial statements of The Allmerica Financial Agents' Retirement Plan, which appears in this Form 11-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 2004